UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2013

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)          On June 28, 2013, our Board of Directors approved an amendment to the vesting schedule of the options granted to our directors and executive officers on December 5, 2012. Such options are described further in our Current Report on Form 8-K filed with the SEC on December 7, 2012. Given the anticipated final approval for the CE Mark certification for Neutrolin® during the first half of 2013, such options will now vest as follows: (a) fifty percent (50%) on the date of issuance of the CE Mark certification for Neutrolin in Europe, if the CE Mark approval is obtained on or before July 14, 2013 (as opposed to June 30, 2013 as previously provided by our Board), and (b) fifty percent (50%) on December 31, 2013.

Item 8.01.	Other Events.

On June 28, 2013, CorMedix received notification from TÜV-SÜD, the European notified body managing the CE Mark application for our product candidate CRMD003, or Neutrolin, that the review of the CE Mark for Neutrolin is anticipated to be finalized on or around July 3, 2013, depending on the availability of the applicable agency personnel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2013	CORMEDIX INC.

/s/ Randy Milby
	Name:	Randy Milby
	Title:	Chief Executive Officer